SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 1, 2007

WORLD ACCEPTANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

South Carolina	0-19599	57-0425114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

108 Frederick Street
Greenville, South Carolina 29607
(Address of Principal Executive Offices)
(Zip Code)

(864) 298-9801
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2007, the Board of Directors adopted certain amendments to the Company’s Third Amended and Restated Bylaws (the “Bylaws”), effective as of that date. The amendments, which are generally technical and administrative in nature, were implemented in conjunction with a revision to Article VII, Section 1 of the Bylaws to make express the Company’s authority to issue shares in uncertificated form and to eliminate a provision stating that the Company shall issue certificates to represent its shares. This change was made in order to clarify the Company’s ability to comply with new NASDAQ rules effective January 1, 2008 that will require that the Company and other NASDAQ issuers be eligible to participate in a qualified Direct Registration Program. Under such a program, the Company’s common stock must be eligible for recording of ownership and transfer electronically without the issuance of physical stock certificates.

Other amendments to the Bylaws included the following: (1) amendments to Article I, Section 1 to update the identification of the Company’s principal office location as its current headquarters address or such other location as approved by the Board of Directors; (2) amendments to Article II, Section 5 to clarify that, in the case of an annual or substitute annual meeting of shareholders, a notice of that meeting need not specifically state the business to be transacted unless such a statement is required by, in addition to the South Carolina Business Corporation Act, any other applicable law, regulation or exchange rule; and (3) amendments to Article VI, Sections 3 and 4 to clarify the Board’s authority to delegate to officers of the Company authority to designate signatories of Company checks, drafts and other orders for payment and to select institutions where the Company’s funds may be deposited from time to time.

The Board also authorized the compilation and restatement of the Bylaws in their entirety, including these amendments, as the Company’s Fourth Amended and Restated Bylaws. A copy of the entire Fourth Amended and Restated Bylaws is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01. Other Events.

On August 1, 2007, the Board of Directors authorized the Company to repurchase up to $10 million of additional common stock. This repurchase authorization follows, and is in addition to, a similar repurchase authorization of $10 million announced July 27, 2007. After taking into account all shares repurchased through August 2, 2007, the Company has $15.8 million in aggregate remaining repurchase capacity under all of the Company’s outstanding repurchase authorizations. The timing and actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements and other market and economic conditions. The Company’s stock repurchase program may be suspended or discontinued at any time.

Forward-looking Statements

The statements in this Form 8-K regarding the repurchase of World Acceptance Corporation’s common stock are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent the Company's expectations or beliefs concerning future events. Such forward-looking statements are subject to risks and uncertainties. World Acceptance Corporation may repurchase the fully authorized amount of its stock, or no shares of its stock, or any amount in between, depending on the trading price of its common stock, which may be positively or negatively impacted by the repurchase program, market conditions, determinations following the date of this announcement to use funds for other purposes, or for other reasons. Detailed descriptions of additional risks relating to World Acceptance Corporation are included in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended March 31, 2007. World Acceptance Corporation is not responsible for updating the information herein beyond the date and time of filing, or for changes made to the contents of this disclosure by wire services or Internet services.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Fourth Amended and Restated Bylaws of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2007

World Acceptance Corporation

By:	/s/ Kelly Malson
Kelly Malson, Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit

Exhibit 99.1	Fourth Amended and Restated Bylaws of the Company